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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-A


               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                   PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


                              GART SPORTS COMPANY
             (Exact name of registrant as specified in its charter)


             Delaware                            68-0363266
-----------------------------------     ------------------------------
    (State of incorporation or                 (I.R.S. Employer
          organization)                       Identification No.)


                     1000 Broadway, Denver, Colorado 80203
         (Address, including zip code, of principal executive offices)

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
          If this form relates to the registration    If this form relates to the registration
          of a class of securities pursuant to        of a class of securities pursuant to
          Section 12(b) of the Exchange Act and is    Section 12(g) of the Exchange Act and is
          effective pursuant to General               effective pursuant to General
          Instruction A.(c), please check the         Instruction A.(d), please check the
          following box. [ ]                          following box. [X]


Securities Act registration statement file number to which this form relates:
                                                                       333-42355
                                                                       ---------
       Securities to be registered pursuant to Section 12(b) of the Act:

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

                                                          Name of each exchange on which each class is to be
        Title of each class to be so registered           registered
        --------------------------------------------      --------------------------------------------------
                           None
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       Securities to be registered pursuant to Section 12(g) of the Act:

                     Common Stock, $.01 par value per share
                              (Titles of classes)

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                 INFORMATION REQUIRED IN REGISTRATION STATEMENT



ITEM 1.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.


         The description of the Common Stock, $.01 par value per share, included under the caption "Description of Gart Sports Capital Stock" in the Proxy Statement / Prospectus contained in the Registration Statement on Form S-4 (File No. 333-42355) filed with the Securities and Exchange Commission is hereby incorporated by reference.


ITEM 2.  EXHIBITS.

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
                Exhibit
                No.                                Description
                ----                               -----------
                1                 --               Merger Agreement (included as Appendix A of the Proxy
                                                   Statement/Prospectus), incorporated by reference to Exhibit 2.1 of the Registration Statement on Form S-4 (File No. 333-42355).

                2                 --               Form of Amended and Restated Certificate of Incorporation of
                                                   Registrant (included as Appendix D of the Proxy
                                                   Statement/Prospectus), incorporated by reference to Exhibit 3.1 of the Registration Statement on Form S-4 (File No. 333-42355).

                3                 --               Form of Amended and Restated Bylaws of Registrant (included as
                                                   Appendix E of the Proxy Statement/ Prospectus), incorporated by reference to Exhibit 3.2 of the Registration Statement on Form S-4
                                                   (File No. 333-42355).

                4                 --               Form of Common Stock certificate, incorporated by reference to
                                                   Exhibit 4.1 of the Registration Statement on Form S-4 (File No. 333-42355).

                5                 --               Form of Registration Rights Agreement between Registrant and
                                                   Sportmart Principals , incorporated by reference to Exhibit 10.1 of the Registration Statement on Form S-4 (File No. 333-42355).
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
                6                 --               Form of Registration Rights Agreement between Registrant and Green
                                                   Equity Investors, L.P., incorporated by reference to Exhibit 10.2 of the Registration Statement on Form S-4 (File No. 333-42355).

                7                 --               Amended and Restated Stockholder Agreement between the Registrant and the Sportmart Principals (included as Appendix B of the Proxy
                                                   Statement/ Prospectus), incorporated by reference to Exhibit 10.14 of the Registration Statement on Form S-4 (File No. 333-42355).
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                                   SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                 GART SPORTS COMPANY


                                 By:/s/ John Douglas Morton
                                 ----------------------------------------------
                                    John Douglas Morton
                                    Chairman of the Board, President and
                                    Chief Executive Officer


Date: December 16, 1997





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